Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statements (Form S-2 No. 333-03641, Form S-2 No. 333-34786 and Form S-3 No. 333-113988) of Universal American Corp. Incentive Stock Option Plan, Agents Stock Purchase Plan, Deferred Compensation Plan for Agents and Others,

2) Registration Statement (Form S-3 No. 333-120190) pertaining to the registration of Debt Securities, Preferred Stock, Common Stock, Depository Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Common Stock for Universal American Corp.,

3) Registration Statement (Form S-4 No. 333-143822) pertaining to the registration of Common Stock for Universal American Corp.,

4) Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Corp. 401 (k) Plan, and

5) Registration Statement (Form S-8 No. 333-125378) pertaining to the Universal American Corp. 1998 Incentive Compensation Plan, and

6) Registration Statement (Form S-8, No. 333-109729) pertaining to the Universal American Corp. 401 (k) Plan;

of our reports dated March 9, 2009, with respect to the consolidated financial statements of Part D Management Services, LLC included as an attachment to this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

New York, New York
March 9, 2009